                                                                   EXHIBIT 10.17

                             EMPLOYMENT AGREEMENT
                             --------------------


          EMPLOYMENT AGREEMENT (this "Agreement"), dated as of February 1, 1997, by and between CULLIGAN WATER TECHNOLOGIES, INC. (the "Company"), a Delaware corporation, and Douglas Pertz (the "Executive").


                              W I T N E S S E T H:
                              --------------------

          WHEREAS, Culligan International Company and the Executive have entered into the Employment Agreement, dated as of December 15, 1994, which was assigned by Culligan International Company to the Company.

          WHEREAS, the Employment Agreement referred to in the preceding paragraph was amended as of January 31, 1997 (the "Original Employment Agreement").

          WHEREAS, the Company desires to continue to employ the Executive as President and Chief Executive Officer of the Company and the Executive desires to continue to serve the Company in such capacity beyond the term of the Original Employment Agreement.

          NOW, THEREFORE, in consideration of the foregoing and of the mutual promises and covenants herein contained, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


1.  EMPLOYMENT

          The Company agrees to continue to employ the Executive and the Executive agrees to continue to serve the Company beyond the term of the Original Employment Agreement on the terms and conditions set forth herein.

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2.  TERM

          Subject to the provisions of Section 11 hereof, the term of the Executive's employment (the "Term") shall commence at 12:00 midnight on January 31, 1998 (the "Commencement Date") and shall end on January 31, 2000.


3.  POSITION AND DUTIES

          (a) During the Term, the Executive shall serve as President and Chief Executive Officer of the Company and, subject to the direction of the Board of Directors of the Company (the "Board"), shall perform such duties and exercise such supervision and powers over and with regard to the business of the Company as are customarily associated with the position of President and Chief
Executive Officer, as well as such additional duties consistent with such position as may be prescribed from time to time by the Board. The Executive shall report only to the Board and committees thereof. The Executive shall perform such duties to the best of his ability and in a diligent and proper manner.

          (b) The Company shall nominate the Executive to serve as a director on the Board and use its best efforts to cause the Executive to be re-elected to such position during the Term, and the Executive shall perform the duties of a Board member to the best of his ability and in a diligent and proper manner.

          (c) Nothing in this Agreement shall affect the Executive's duty of loyalty and duty of care to the Company as provided under applicable laws.

          (d) Except for vacation and periods of illness, the Executive shall, during his employment hereunder, devote substantially all his time and attention during normal business hours to the performance of services for the Company, and as determined by the Company.

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          (e)  The Company shall furnish the Executive with office space, secretarial assistance and such other facilities and services as shall be suitable to the Executive's position and adequate for the performance of his duties hereunder.


4.  COMPENSATION AND RELATED MATTERS

          (a) Base Salary. During the Term, the Company shall pay to the Executive a base salary (the "Salary") at a rate of $400,000 per annum ($33,333.33 per month), in equal installments in accordance with the normal payroll practices of the Company, but not less frequently than monthly. The Salary may be increased from time to time by amendment to this Agreement and, if so increased, shall not thereafter be decreased during the Term.

          (b) Incentive Bonus. In addition to the Salary, the Company shall pay to the Executive an annual incentive bonus (the "Incentive Bonus") of up to $400,000 in respect of each of the Company's fiscal years ending January 31, 1999 and January 31, 2000. Each annual Incentive Bonus shall be subject to the satisfaction of the performance criteria referred to below and shall be payable promptly following a determination by the Compensation Committee (as defined below) that the applicable performance criteria have been satisfied, but in no event later than thirty (30) days after the Company's receipt of the report prepared by its regular independent certified public accountants with respect to the Company's financial statements for such fiscal year. Such performance criteria shall be developed jointly by the Executive and the Compensation Committee and shall be consistent with the strategic plan for the Company as of the date hereof, as the same may be modified or amended from time to time with the approval of the Board. It is contemplated that the performance criteria will be formulated annually following completion of the Company's budgeting process for the fiscal years ending January 31, 1999 and January 31, 2000 and approval of such annual budgets by the Board, and will generally be structured in accordance with the practices established under the Original Employment Agreement. Notwithstanding the foregoing, it is agreed

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that one-half or more of the maximum Incentive Bonus shall be based upon the satisfaction of certain targets relating to the earnings of the Company and its consolidated subsidiaries, such as earnings before interest, taxes, depreciation and amortization (all determined in accordance with generally accepted accounting principles consistently applied) and the balance may be payable with respect to the attainment of specified financial and/or non-financial objectives. The Company and the Executive agree to negotiate in good faith to establish the performance criteria and the amounts of each annual Incentive Bonus subject thereto. As used herein, "Compensation Committee" means the Compensation Committee of the Board or, if no such committee exists, the Board.

          (c) Stock Option Agreement. As an inducement to the Executive to enter into this Agreement and solely in connection with the performance of services by the Executive for the Company, the Executive shall receive a grant of stock options (the "Options") to purchase 300,000 shares of the common stock, par value $.01 per share ("Common Stock"), of the Company pursuant to and subject to the terms and conditions of the Stock Option Agreement, dated as of the date hereof, by and between the Company and the Executive (the "Stock Option Agreement"). The Stock Option Agreement shall be executed concurrently with this Agreement.

          (d) Business Expenses. During the Term, the Executive shall be entitled to receive prompt reimbursement from the Company of all reasonable expenses incurred by the Executive in performing services hereunder, including all expenses of travel and living expenses while away from home on business in the service of the Company, provided that such expenses are incurred and accounted for in accordance with the policies and procedures established by the Company from time to time.

          (e) Vacation, Holidays and Sick Leave. During the Term, the Executive shall be entitled to four weeks of paid vacation and paid holidays and sick leave in accordance with the Company's standard policies for its senior executive officers.

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     (f)  Other Benefits. During the Term, the Executive shall (i) be included in all health, disability and life insurance programs maintained by the Company now or in the future for senior executive officers of the Company, (ii) be provided with the use of a foreign or domestic automobile (including insurance, maintenance, repair and gasoline costs) in accordance with customary Company policy, (iii) be included in any directors and officers liability insurance policies or arrangements to the extent maintained by the Company now or in the future for senior executive officers of the Company and (iv) be entitled to participate in the Company's pension plans, welfare benefit plans, tax-deferred savings plans or other benefit arrangements (including any insurance or trust arrangements maintained generally for the benefit of the Company's senior executive officers) to the extent such plans are made generally available to the Company's senior executive officers (such programs and plans are collectively hereinafter referred to as the "Company Compensation Plans"). Attached hereto as Annex A is a list of Company Compensation Plans currently in effect. The Company and the Executive agree that nothing in this Agreement shall preclude the Company from amending or terminating any of the Company Compensation Plans, whether now or hereinafter in effect.

     The Company will reimburse the Executive annually for the reasonable costs of personal financial and tax planning services incurred by him during the Term.

     (g) Failure to Renew. If the Company declines to offer to renew this Agreement for not less than an additional two years following the expiration of the Term on substantially the same or more favorable terms to the Executive (including the grant of additional stock options to purchase shares of Common Stock at the rate of not less than 150,000 shares for each additional year of employment), the Executive will be entitled to a payment in the amount of $400,000 payable within 30 days follow ing such expiration. The payment referred to in the foregoing sentence shall not be payable if the Executive's employment has been terminated prior to the expiration of the Term.

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5.   TERMINATION

     The Executive's employment hereunder may be terminated without any breach of this Agreement only under the circumstances set forth in subsection (a), (b),
(c) or (d) below.

     (a) Death. The Executive's employment hereunder shall terminate upon his death.

     (b) Disability. The Board may terminate the Executive's employment hereunder if it determines in good faith that the Executive has become physically or mentally disabled or incapacitated to the extent that he is unable to perform his duties hereunder, and such disability or incapacity shall continue for a period of ninety (90) consecutive days; provided, that in reaching its determination under this subsection 5(b), the Board shall consider medical evaluations by a physician selected by the Executive and a physician selected by the Company. If the Executive fails or refuses to submit to a medical examination, within thirty (30) days after the Company so requests, by a physician selected by the Company, then the conditions set forth in this subsection 5(b) permitting termination of this Agreement shall be deemed to have been satisfied upon the expiration of such thirty (30) day period.

     (c) Cause. The Company may terminate the Executive's employment hereunder at any time for Cause. For purposes of this Agreement, the Company shall have "Cause" to terminate the Executive's employment hereunder upon (i) the engaging by the Executive in willful misconduct injurious to the Company, (ii) the embezzlement or misappropriation of funds or property of the Company by the Executive or the conviction of the Executive of a felony or the entrance of a plea of guilty by the Executive to a felony, other than such conduct, conviction or plea which does not (A) reasonably call into question the Executive's loyalty to the Company, (B) materially affect the Executive's ability to discharge his duties hereunder or (C) reflect adversely in a material way on the reputation of the Company, or (iii) the failure (due to other than death or

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disability as defined in subsection 5(b) hereof) or refusal by the Executive, other than in isolated instances, to substantially perform his duties hereunder or to devote substantially all of his time during normal business hours to the performance of his duties and responsibilities hereunder or to comply with any other material provisions of this Agreement, which failure or refusal has not been cured to the reasonable satisfaction of the Board within the Notice Period (as defined below). For purposes of clause (i) of this paragraph, no act, or failure to act, on the Executive's part shall be considered "willful" unless done, or omitted to be done, by him not in good faith and without reasonable belief that his action or omission was in the best interest of the Company. The Executive shall not be deemed to have been terminated for Cause unless the Company shall give the Executive a notice (the "Preliminary Notice") setting forth in reasonable detail the facts and circumstances, if any, claimed to provide a basis for termination for Cause. With respect to a termination for Cause arising out of conduct described in either clause (i) or (iii) above, the Executive shall not be deemed to have been terminated for Cause, unless (i) the Executive, together with his counsel, shall have been given a reasonable opportunity to be heard before the Board (the "Board Hearing") and (ii) if the Executive has been afforded such opportunity in accordance with the procedure set forth below, the Company shall have given the Executive a Notice of Termination stating that, in the good faith opinion of not less than a majority of the entire membership of the Board (excluding the Executive), the Executive was guilty of the conduct asserted as the basis for such termination. The Executive shall have fifteen (15) days after the Preliminary Notice is given to request a Board Hearing, and, if so requested, the Executive shall have thirty
(30) days (the "Notice Period") after the Preliminary Notice is given to appear before the Board or take such other action as he may deem appropriate, and the Notice Period is hereby agreed to as a reasonable opportunity for the Executive to be heard. In addition, at the request of the Board, the Executive will take a paid leave of absence during the Notice Period. Notwithstanding anything to the contrary contained herein, under no circumstances shall the Board's failure to meet with the Executive result in an extension of the Date of Termination beyond the expiration of the Notice Period.

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     (d)  Good Reason. The Executive may voluntarily terminate his employment hereunder for Good Reason. For purposes of this Agreement, "Good Reason" shall mean, so long as the Executive has not been guilty of the conduct set forth in clause (i), (ii), or (iii) of Section 5(c) hereof, (i) the failure or refusal by the Company to comply with any material provision of this Agreement which has not been cured, to the reasonable satisfaction of the Executive, within thirty
(30) days after notice of such failure or refusal has been given by the Executive to the Company, (ii) the assignment to the Executive by the Board of additional duties and services of a kind not customarily performed by a President and Chief Executive Officer of a company similar to the Company, which assignment has not been rescinded by the Board within thirty (30) days after notice thereof has been given by the Executive to the Company, (iii) a relocation by the Company of the Executive's office to a location outside a thirty (30) mile radius of Northbrook, Illinois unless such relocation is part of a relocation of the Company's executive offices, or (iv) the removal of the Executive from the Board (including, without limitation, any failure to re-elect the Executive to the Board) or (v) a Change in Control (as defined below) has occurred; provided, that such Change in Control shall not constitute Good Reason unless the Executive continues to be employed hereunder during the period commencing on the date of such Change in Control and ending 180 days thereafter (the "Transition Period") and further provided that the Executive terminates his employment hereunder within ninety (90) days after the end of the Transition Period. The Executive's election to terminate under this subsection 5(d) shall be made within thirty (30) days from the date that the Company fails to cure (after due notice and expiration of the time to cure) under clause (i) above, or the date that the Company fails to rescind an assignment of duties (after due notice and expiration of the time to cure) under clause (ii) above, and shall be made within sixty (60) days from the date the Executive is advised of the proposed relocation under (iii) above, or the date that the Executive ceases to be a member of the Board under clause (iv) above.

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     (e)  Definition of Change in Control. For purposes of this Agreement, a
"Change in Control" of the Company shall mean the occurrence of any one of the following events:

               (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (or "group" within the meaning of Rule 13d-1 under the Exchange Act) other than a Permitted Holder (as defined below), becomes the "beneficial owner" (as defined in rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the then outstanding securities of the Company, as the case may be;

               (ii) sale or disposition by the Company of all or substantially all of the Company's assets, other than to a Permitted Holder; or

               (iii) more than 50% of the members of the Board of Directors of the Company have been nominated or otherwise designated by a Person other than a Permitted Holder.

     A transaction or series of transactions which give rise to more than one of the events described in clauses (i), (ii) and (iii) of this subsection 5(e) shall be deemed to constitute only one Change in Control which shall be deemed to occur upon the occurrence of the first such event to occur. As used herein "Permitted Holder" means and includes (i) Apollo E Partners, L.P. ("Apollo"), any of its affiliates (as such term is defined in Rule 1-02 of Regulation S-X under the Securities Act of 1933, as amended (the "Securities Act")), and, so long as Apollo or an affiliate of Apollo controls the right to vote the securities in question, any partner, shareholder or trustee of any of them and
(ii) any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

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     The Company will give the Executive written notice of the occurrence of a
Change in Control promptly following obtaining knowledge thereof.

     (f) Notice of Termination. Any termination of the Executive's employment by the Company or by the Executive (other than termination pursuant to subsection 5(a) here of) shall be communicated by written notice ("Notice of Termination") to the other party, which notice (including all of the notices referred to above in this Section 5) shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated.

     (g) Date of Termination. "Date of Termination" shall mean (i) if the Executive's employment is terminated by his death, the date of his death, and
(ii) if the Executive's employment is terminated for any other reason, the date specified in the Notice of Termination, which date shall in no event be earlier than the date on which such notice is given or, in the case of subsection 5(c) hereof or clause (ii) of subsection 5(d) hereof, the thirtieth (30th) day after the Preliminary Notice or the Notice of Termination, respectively, is given.

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6.   COMPENSATION UPON TERMINATION

     (a) If the Executive's employment is terminated (i) by the Company for Cause, (ii) by the Executive other than for Good Reason, or (iii) by reason of the Executive's death or disability (pursuant to Section 5(b) hereof), then the Company shall pay the Executive (A) his Salary through the Date of Termination at the rate in effect immediately prior to the Date of Termination and (B) his Incentive Bonus if and to the extent that such Incentive Bonus is payable pursuant to the provisions of subsection 4(c) hereof on or before the Date of Termination; provided that if the Date of Termination occurs after the end of the fiscal year for which such Incentive Bonus is payable but before the Compensation Committee has determined whether the applicable performance criteria have been satisfied, such Incentive Bonus shall nonetheless be payable to the extent that the Compensation Committee thereafter determines that such performance criteria have been satisfied, and (C) if (1) the Executive's employment is terminated by reason of the Executive's death or disability (pursuant to subsection 5(b) hereof) on or after July 31 of any year and (2) the Executive would have been entitled to an Incentive Bonus (the "Assumed Full Year Bonus") in respect of such year had he been employed by the Company on the last day of such fiscal year, because the applicable performance criteria were satisfied, then the Company shall pay to the Executive an Incentive Bonus in respect of such fiscal year in an amount equal to the Assumed Full Year Bonus multiplied by a fraction, the numerator of which shall equal the number of days in such fiscal year the Executive was employed by the Company and the denominator of which shall equal 365. In addition, the Executive shall continue to participate in, and shall receive all accrued benefits to which the Executive is entitled under all of the Company Compensation Plans, through the Date of Termination.

     (b) If the Executive's employment is terminated (i) by the Company without Cause (other than for disability pursuant to Section 5(b) hereof), or (ii) by the Executive for Good Reason, then the Company shall pay to the Executive, (A) his Incentive Bonus to the extent that such Incentive Bonus is payable pursuant to the provi-

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sions of subsection 4(c) hereof on or before the Date of Termination; provided that if the Date of Termination occurs after the end of the fiscal year for which such Incentive Bonus is payable but before the Compensation Committee has determined whether the applicable performance criteria have been satisfied, such Incentive Bonus shall nevertheless be payable to the extent that the Compensation Committee thereafter determines that such performance criteria have been satisfied, and (B) as a severance payment (the "Severance Payment"), an amount equal to the greater of (A) $600,000 or (B) $50,000 multiplied by the number of full calendar months remaining in the Term as of the Date of Termination. The Severance Payment shall be made in a lump sum, which shall not be discounted to take into account present value, not later than the thirtieth
(30th) day following the Date of Termination. Following the Date of Termination, the Company will continue to provide the Executive with benefits under the Company Compensation Plans in which he is a participant as of the Date of Termination, to the extent reasonably practicable, and, to the extent not reasonably practicable, the Company will pay the Executive an amount equal to its out-of-pocket cost for such benefit(s), in each case for the shorter of (i) the remainder of the Term (but not less than one year) and (ii) the period ending on the date on which the Executive is subsequently employed on a full time basis.

     (c) The Executive shall not be required to mitigate the amount of any payment provided for in this Section 6 by seeking other employment or otherwise.

     (d) The Executive's rights with respect to Options in case of a termination of employment shall be set forth in the Stock Option Agreement.

7.   TAXES

     (a) The Company may deduct from all amounts payable under this Agreement all federal, state, local and other taxes required by law to be withheld from such payments.

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     (b)  If any payments or benefits (other than the payments required to be made pursuant to this subsection 7(b)) received by the Executive pursuant to this Agreement or the Stock Option Agreement in connection with the termination of the Executive's employment (the "Payments") become subject to the tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code") (the "Excise Tax"), the Company shall pay to the Executive an amount (the "Additional Payment") equal to the amount of the Excise Tax imposed on the Payments, but without any additional payment or reimbursement arising by reason of the Additional Payment; provided, however, that the Additional Payment shall be made only if the Executive's employment is terminated by the Company other than for Cause or by the Executive for Good Reason (it being understood that any such termination by the Executive which takes place within ninety (90) days following the end of a Transition Period shall not constitute Good Reason for purposes of this subsection 7(b)). The Additional Payment shall be paid to the Executive not later than three days before the due date of the federal income tax return for the calendar year in which the Payments become subject to the Excise Tax; provided, however, that if the amount of the Additional Payment cannot be finally determined on or before the third day before such due date, the Company shall pay to the Executive not later than such third day an estimated payment, as determined in good faith by the Company, equal to the minimum amount of such payment and shall pay the remainder of the Additional Payment, if any, (plus any interest payable with respect to such remainder at the rate provided in Section 1274(b)(2)(B) of the Code) as soon as practicable after such amount can be determined. In the event that the aggregate amount of Excise Tax with respect to the Payments is subsequently determined to be less than the Additional Payment, the Executive shall repay to the Company the amount of such difference (plus any interest on the amount of such difference as determined above) promptly following the time such amount is determined. In the event that the aggregate amount of Excise Tax with respect to the Payments (excluding any Excise Tax imposed by reason of the Company's payment to the Executive of the Additional Payment) is determined to exceed the Additional Payment (including any payment the existence or amount of which cannot be determined at the time of
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the initial payment of the Additional Payment), the Company shall pay to the
Executive an additional amount equal to the amount of such excess (plus any interest on the amount of such excess as determined above) promptly following the time that the amount of such excess is determined.

8.  LEGAL FEES; INDEMNIFICATION

     (a) The Company shall pay or reimburse the Executive for all reasonable legal fees incurred by the Executive in respect of the negotiation and preparation of this Agreement and the Stock Option Agreement. The Company shall promptly reimburse the Executive for the amount of any and all reasonable legal fees and reasonable expenses incurred by the Executive in connection with obtaining or enforcing in good faith any right or benefit provided to the Executive by the Company pursuant to or in accordance with this Agreement; provided, that the Company shall have no obligation to reimburse the Executive for any such fees and expenses unless the resolution of any action taken by the Executive to enforce such right or benefit is substantially in favor of the Executive, whether by adjudication, settlement or otherwise. The Company agrees that the amount of any such legal fees and expenses reimbursed to the Executive in connection with obtaining or enforcing any such right or benefit will not be taken into account by the Company in determining the aggregate compensation paid or payable to the Executive under this Agreement.

     (b)  The Company shall indemnify the Executive to the extent set forth in
Article VIII of the Amended and Restated By-laws of the Company as in effect on the date hereof, whether or not such section shall be modified, amended or rescinded after the date hereof, unless (i) any such modification or amendment shall be more favorable to a director or officer of the Company or (ii) any other indemnification agreement with any other director or officer of the Company as such shall be more favorable to such other director or officer, in which case the Company shall indemnify the Executive to the extent set

                                       15
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forth in such section as so modified or amended or such other agreement, as applicable.


9.   CONFIDENTIALITY AND NON-COMPETITION

          (a) Confidentiality. Unless otherwise required by law or judicial process, the Executive shall retain in confidence all confidential information known to the Executive concerning the Company and its business unless and until such information is publicly disclosed by the Company or otherwise becomes publicly disclosed other than through the Executive's actions.

          (b) Non-Competition. The Executive agrees that during his employment with the Company and for a period of one (1) year thereafter, he will not, directly or indirectly, as a principal, officer, director, employee or in any other capacity whatsoever, without the prior written consent of the Company, engage in, or be or become interested or acquire any ownership of any kind in, or become associated with, or make loans or advance property to, any person engaged in or about to engage in any business activity which is competitive with any of the businesses engaged in by the Company (which constitute in excess of five percent (5.0%) of the Company's total business) at such time (or, at the time of termination of the Executive's employment, if compliance with this subsection 9(b) is being determined with reference to actions subsequent to the Date of Termination) in any of the geographic areas in which such businesses have been conducted during the period of his employment hereunder. Nothing in this subsection 9(b) shall prevent the Executive from making or holding any investment in any amount in securities traded on any national securities exchange or traded in the over-the-counter market, provided said investments do not exceed one percent (1.0%) of the issued and outstanding stock of any one such corporation.

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          The Executive agrees that during his employment with the Company and for a period of two (2) years thereafter, he will not, directly or indirectly,
(i) persuade or attempt to persuade any supplier or customer of the Company or a Culligan Dealer (as defined below) to cease doing business with the Company or such Culligan Dealer, or to reduce the amount of business it does with the Company or such Culligan Dealer; (ii) persuade or attempt to persuade any Culligan Dealer to terminate its franchise or other agreement(s) with the Company or to reduce the amount of business that it does with the Company; (iii) persuade or attempt to persuade any potential customer to which the Company or a Culligan Dealer has made a presentation, or with which the Company or a Culligan Dealer has been having discussions, not to hire the Company or such Culligan Dealer, or to hire a competitor; (iv) persuade or attempt to persuade any potential Culligan Dealer to which the Company has made a presentation, or with which the Company has been having discussions, not to become a Culligan Dealer; or (v) persuade or attempt to persuade any employee or representative of the Company (other than an employee who, as of the Date of Termination assisted the Executive in a secretarial capacity) or a Culligan Dealer to leave the employ of the Company or such Culligan Dealer or to become employed by any person, firm, corporation, partnership, association or entity other than the Company or such Culligan Dealer. For purposes of this paragraph, "Culligan Dealer" shall mean and include any person, firm, corporation, partnership, association or entity which is a franchisee or licensee of the Company or is otherwise considered to be a member of the Company's "dealer network."


10.  NOTICE

          For the purposes of this Agreement, notices, demands and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when (a) hand delivered or (b) (unless otherwise specified) 5 days following mailing by United States certified mail, return receipt requested, postage prepaid, or (c) when transmitted by facsimile (with electronic or written confirmation of receipt), in each case addressed as follows:

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

          If to the Executive:
          -------------------

               Douglas A. Pertz
               581 Crabtree Lane
               Lake Forest, Illinois 60045
               Fax: (847) 615-8181

          with a copy to:
          --------------

               James F. Streicher, Esq.
               Calfee, Halter & Griswold LLP
               800 Superior Avenue, Suite 1400
               Cleveland, Ohio 44114
               Fax: (216) 241-0816

          If to the Company:
          -----------------

               Culligan Water Technologies, Inc.
               One Culligan Parkway
               Northbrook, Illinois 60062
               Attention: General Counsel
               Fax: (847) 205-6050


          and a copy to:
          -------------

               Gregory A. Fernicola, Esq.
               Skadden, Arps, Slate, Meagher & Flom LLP
               919 Third Avenue
               New York, New York 10022
               Fax: (212) 735-2000

or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

11.  EFFECTIVENESS OF AGREEMENT

     This Agreement shall become effective as of the date first above written; provided that the Executive is employed by the Company on January 31, 1998 pursuant to the Original Employment Agreement. In the event that the Executive's employment with the Company is terminated on or before January 31, 1998, this Agreement shall be of no further force or effect and the Company shall have no liability whatsoever to the Executive under this Agreement.


12.  MISCELLANEOUS

     (a) Entire Agreement. The parties hereto agree that this Agreement and its attachments contain the entire understanding and agreement between them, and supersedes all prior understandings and agreements between the parties respecting the employment by the Company of the Executive for all periods after January 31, 1998 (other than the Stock Option Agreement), and that the provisions of this Agreement may not be modified, waived or discharged unless such waiver, modification or discharge is agreed to in a writing signed by the parties hereto; provided, however, that nothing in this Agreement shall modify the rights and obligations of the Company or the Executive under the Stock Option Agreement.

     (b) Waiver. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

     (c) Prior Agreements. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement.

     (d) Successors; Binding Agreement. This Agreement shall be binding upon and inure to the benefit of the Company and the Executive and any successor of the Company.

     (e) Choice of Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of New York without giving effect to the conflict of laws principles thereof.

     (f) Validity. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision or provisions of this Agreement, which shall remain in full force and effect.

     (g) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original but both of which together will constitute one and the same instrument.

     (h) Survivorship. The respective rights and obligations of the parties hereunder, including, without limitation, the rights and obligations set forth in Sections 4, 6 and 9 of this Agreement, shall survive any termination of this Agreement to the extent necessary to the intended preservation of such rights and obligations.

     (i) Remedies. The parties agree that, in addition to any other relief afforded under the terms of this Agreement or by law, each party shall have the right to enforce this Agreement by injunction issued against the other party, it being understood that both damages and injunction shall be proper modes of relief and are not to be considered as alternative remedies. In particular, and without limiting the generality of the foregoing, the Executive acknowledges that irreparable injury would be sustained by the Company if the Executive violates any of the provisions of Section 9, and by reason thereof, the Executive consents and agrees that if he violates said provisions, the Company shall be entitled to immediate injunctive relief, in addition to all other remedies available to the Company hereunder or otherwise at law or in equity.

     (j) Post-Mortem Payments; Designation of Beneficiary. In the event that, following the termination of the Executive's employment with the Company, the Executive is entitled to receive any payments pursuant to this Agreement and the Executive dies, such payments shall be made to the Executive's beneficiary designated hereunder; provided that nothing contained in this paragraph is intended to increase any compensation or benefits provided to the Executive under this Agreement. At any time after the execution of this Agreement, the Executive may prepare, execute, and file with the Secretary of the Company a designation of beneficiary form substantially in the form attached to this Agreement as Annex B. The Executive shall thereafter be free to change beneficiary by filing a new designation of beneficiary form with the Secretary of the Company. In the event the Executive fails to designate a beneficiary, following the death of the Executive all payments of the amounts specified by this Agreement which would have been paid to the Executive's designated beneficiary pursuant to this Agreement shall instead be paid to the Executive's spouse, if any, if she survives the Executive or, if there is no spouse or she does not survive the Executive, to the Executive's estate.

     (k) Affiliates. Any services the Executive performs for an Affiliate (as defined below) shall be deemed performed for the Company hereunder. Any transfer of the Executive's employment from the Company to an Affiliate, or from an Affiliate to the Company, or from an Affiliate to another Affiliate shall be deemed not to constitute a termination of the Executive's employment with the Company and shall not terminate this Agreement. For purposes of this Agreement, the term "Affiliate" shall mean a corporation or unincorporated trade or business that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with the Company.

     (l) Time Periods. Any action required to be taken under this Agreement within a certain number of days shall be taken within that number of calendar days; provided, however, that if the last day for taking such action falls on a weekend or a holiday, the period during which such action may be taken shall be automatically extended to the next business day.

     (m) Incorporation by Reference. The incorporation herein of any terms by reference to another document shall not be affected by the termination of any agreement set forth in such other document or the invalidity of any provision thereof.

     (n) Representations and Warranties. The Company represents and warrants that (a) it is fully authorized and empowered to enter into this Agreement and that the Board has approved the terms of this Agreement, (b) the execution of this Agreement and the performance of its obligations under this Agreement will not violate or result in a breach of the terms of any material agreement to which the Company is a party or by which it is bound, (c) no approval by any governmental authority or body is required for it to enter into this Agreement, and (d) the Agreement is valid, binding and enforceable against the Company, except to the extent affected or limited by applicable bankruptcy laws or other statutes governing the rights of creditors generally and any regulations or interpretations thereof, and except that any indemnification agreements herein contained may be limited by applicable securities laws or public policy underlying such laws. The Executive represents and warrants that his execution of this Agreement and his performance of his duties and responsibilities under this Agreement will not violate or result in a breach of the terms of any material agreement to which he is a party or by which he is bound.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                             CULLIGAN WATER TECHNOLOGIES, INC.



                             By:________________________________
                                Name:
                                Title:


                             ___________________________________
                                        DOUGLAS PERTZ

                                                                         ANNEX A
                                                                         -------



Culligan International Company Employees Pension Plan

Culligan International Company Employee Profit Sharing Plan

Culligan International Company Employees Savings Plan

Culligan International Company Long Term Disability Plan

Culligan International Company Life Insurance and Accidental Death and Dismemberment Plan

Culligan International Company Medical and Dental Benefit Plan for Executive Employees

Culligan International Company Short Term Disability

                                                                         ANNEX B
                                                                         -------


                           DESIGNATION OF BENEFICIARY
                           --------------------------

          On March __, 1997, I, the undersigned, entered into an Employment Agreement with Culligan Water Technologies, Inc. Pursuant to the terms of said Agreement, I have the right to designate a beneficiary to receive, in the event of my death, certain payments pursuant to said Agreement. I, therefore, exercise this right and designate _________________ to receive any such payments. Any and all previous designations of beneficiary made by me are hereby revoked, and I hereby reserve the right to revoke this designation of beneficiary.

                                 ________________________________
                                         DOUGLAS A. PERTZ


Date: March   , 1997

                           _________________________

     Receipt of this Designation of Beneficiary form is acknowledged by the undersigned Secretary of Culligan Water Technologies, Inc.

                             CULLIGAN WATER TECHNOLOGIES, INC.


                             By:_____________________________
                                         Secretary


Date: ________________________